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                                                                    EXHIBIT 5.01

                                 March 3, 1998

Excite, Inc.
555 Broadway
Redwood City, California  94063

Gentlemen/Ladies:

         At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about February 24, 1998 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 3,998,258 shares of Common Stock (the "Common Stock") of Excite Inc., a California corporation (the "Company"), 3,912,587 of which shares are presently issued and outstanding (the "Outstanding Shares") and 85,671 of which are subject to warrants (the "Warrants") assumed by the Company (the "Warrant Shares"), and will be sold by certain selling shareholders named in the Registration Statement (the "Selling Shareholders").

         In rendering this opinion, we have examined the following:

         (1) the Registration Statement, together with the Exhibits filed as a part thereof;

         (2) the Prospectus prepared in connection with the Registration Statement;

         (3) the Amended and Restated Articles of Incorporation of the Company, certified by the California Secretary of State on January 13, 1998;

         (4) the Bylaws of the Company certified by the Company on February 2, 1998;

         (5) the minutes of the meeting of the Board of Directors of the Company held on October 28, 1997 relating to the acquisition of Netbot, Inc., a Delaware corporation ("Netbot") that are in our possession;

         (6) the action by written consent of the Board of Directors of the Company relating to the acquisition of MatchLogic, Inc., a Delaware corporation ("MatchLogic") that is in our possession;

         (7) the stock records for the Company that you have provided to us (consisting of a list of shareholders dated January 31, 1998 issued by your transfer agent, and a schedule of outstanding options and warrants to purchase the Company's capital stock that was prepared by the Company and dated as of January 31,
                  1998);

         (8) the Agreement and Plan of Reorganization dated October 30, 1997 among the Company, Excite Merger Corporation, a Delaware corporation ("Sub") and Netbot;

         (9) the Agreement and Plan of Reorganization dated as of January 15, 1998 by and among MatchLogic, the Company, XCite Acquisition Corporation, TL Ventures III, L.P., TL Ventures III Offshore, TL Ventures III Interfund, Sequel Limited Partnership, Sequel Euro Limited Partnership, Internet Capital Group, L.L.C., Data Strategies, Inc. and Gary Anderson;

         (10)     the Warrants; and

         (11) your registration statement on Form 8-A (File Number 0-28064) filed with the Commission on March 15, 1996, together with the order of effectiveness issued by the Commission therefor on April 3, 1996;

         (12) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.


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         We have also confirmed the continued effectiveness of the Company's registration under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of the Commission.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

         Based upon the foregoing, it is our opinion that:

         1) the Outstanding Shares to be sold by the Selling Shareholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable; and

         2) the Warrant Shares, when issued in accordance with the terms of the applicable Warrant, and in the manner referred to in the Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

         This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Outstanding Shares and the Warrant Shares and is not to be relied upon for any other purpose.

                                              Very truly yours,


                                              FENWICK & WEST LLP


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